UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2010

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 25, 2010, David I. Schamis, a member of the Board of Directors of the Registrant (the "Board"), submitted his resignation from the Board, which was effective immediately. Mr. Schamis was a Class I director whose term was to expire at the Annual Meeting of Shareholders to be held in 2011. He served on the Board's Audit and Finance Committees.

Election of Director

Also on June 25, 2010, Peter S. Burgess was appointed to the Registrant's Board to replace Mr. Schamis as a Class I director. Mr. Burgess has also been appointed to serve as a member of the Audit and Finance Committees.

Since 1999, Mr. Burgess has been an independent adviser on financial and governance issues to insurance companies and their audit committees. He previously spent 35 years at Arthur Andersen LLP as an accountant and partner. Until his retirement from Arthur Andersen in 1999, Mr. Burgess was responsible for the audits of many insurance and financial services companies.

A Certified Public Accountant, Mr. Burgess is a past member of the American Institute of Certified Public Accountants committee that established accounting and auditing standards for the insurance industry. He currently serves as a director of PMA Capital Corporation, Lincoln Educational Services Corporation, and John Hancock Trust and John Hancock Funds II. Mr. Burgess earned a Bachelor of Science degree in business administration at Lehigh University.

There are no relationships or related transactions between Mr. Burgess and the Registrant that would be required to be reported under Section 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

June 29, 2010	By:	/s/ George C. Pagos

Name: George C. Pagos
Title: Senior Vice President, General Counsel and Secretary